EXHIBIT 10.10


                         GALACTICOMM TECHNOLOGIES, INC.

                             1997 STOCK OPTION PLAN


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                         GALACTICOMM TECHNOLOGIES, INC.
                             1997 STOCK OPTION PLAN

      1. PURPOSES. The GALACTICOMM TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN (the "Plan") is intended to provide the employees (including employees who are also directors), independent contractors and consultants of GALACTICOMM TECHNOLOGIES, INC. and its subsidiaries (collectively, the "Company") with an added incentive to provide their services to the Company and to encourage them to exert their maximum efforts toward the Company's success. Therefore, the Plan will benefit the Company and its stockholders by attracting, retaining and motivating qualified and competent persons who are key to the Company. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), and Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Code
Section 422(b) (ISOs and NQSOs granted under the Plan are hereinafter referred to collectively as the "Options"), to the Company's employees, directors, independent contractors and consultants.

      2. SHARES SUBJECT TO THE PLAN. Subject to adjustment under Section 8 hereof, 1,502,856 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), are subject to Options. While the Plan is in effect, the Company shall at all times reserve 1,502,856 shares of Common Stock (subject to adjustment under Section 8 hereof) for the satisfaction of Options. If an
Option: (i) expires or terminates for any reason without having been exercised in full, or (ii) ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to the Option shall again be available for the granting of Options.

           In a given fiscal year, the maximum number of Options that can be granted to a single person shall be limited to 150,286 Options, as adjusted for future stock dividends or stock splits. Furthermore, such limitation shall not be deemed exceeded if after the grant date of Options, the Company effectuates a stock split or stock dividend which results in an adjustment to the number of Options previously granted. The foregoing limitation is intended to comply with Code Section 162(m). To the extent any provision of the Plan or action by the Company's Board of Directors (the "Board of Directors") or Committee (as hereinafter defined), fails to comply with Section 162(m), it shall be deemed null and void to the extent required by statute and to the extent deemed advisable by the Board of Directors or the Committee.

      3.   ELIGIBILITY.

           (a) The Company may grant ISOs to one or more Company employees. A Company officer is an employee for the above purpose.

           (b) The Company may grant NQSOs to one or more Company employees, officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not Company employees, but who are involved in the continuing development and success of the Company.


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           (c) Notwithstanding any provision contained in the Plan to the contrary, no person who beneficially owns more than 10% of the Company's Common Stock (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934) is eligible to receive Options.

      4.   PLAN ADMINISTRATION.

           (a) COMPENSATION COMMITTEE. The Compensation Committee (the "Committee") of the Board of Directors shall administer the Plan. The Board of Directors shall appoint the members of the Committee which, in accordance with Code Section 162(m), shall include at least two outside directors (as described under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the "1934 Act")). If the Committee does not include at least two outside directors, any Option granted shall not be automatically null and void, except as otherwise provided herein. Within the Plan's express limits, the Committee may:

                (i) determine: (A) the individuals to whom Options are granted;
(B) the times at which the Options are granted; (C) whether granted options are to be ISOs or NQSOs; and (D) the number of shares of Common Stock which are subject to each Option;

                (ii) interpret the Plan to: (A) prescribe, amend and rescind Plan rules and regulations; (B) determine Option agreement terms and provisions, subject to the limitation that option agreements granting ISOs must comply with the requirements for the ISOs being qualified as "incentive stock options" under Code Section 422; and

                (iii) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

           In making the above determinations, the Committee may consider the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee deem relevant. The Committee's determinations regarding the matters referred to in this Section shall be conclusive.

           (b) SECTION 16. The Committee shall have the exclusive right to grant Options to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions of such Options. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, as amended (and its successor provisions, if any), under the 1934 Act. If any Plan provision or action by the Board of Directors or Committee does not comply with Rule 16b-3, it shall be deemed null and void to the extent required by law and to the extent deemed advisable by the Board of Directors or the Committee.

      5. TERMS OF OPTIONS. Within the express limits of the Plan's provisions, the Committee may grant either ISOs or NQSOs. An ISO or an NQSO enables the optionee to purchase a specified number of shares of Common Stock from the Company at a specified price

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(the "Option Price"), at any time during a specified exercise period. The
Committee shall determine the terms of each Option, consistent with the Plan's provisions, including the following:

           (a) TERM OF OPTION GRANTED. An Option must be granted within 10 years from the earlier of: (i) the date the Plan is adopted; or (ii) the date the Plan is approved by the stockholders of the Company, whichever is earlier.

           (b)  ISO OPTION PRICE.

                (i) The Option Price of the shares of Common Stock subject to each ISO shall not be less than the fair market value of such shares of Common Stock as of the time such ISO is granted. However, if an ISO is granted to an individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

               (ii) The fair market value of the shares of Common Stock on the grant date:

                     (A) if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by Nasdaq, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day before the day on which the Option is granted for which such prices are available; and

                     (B) shall be determined by the Committee if the shares are not listed on a national securities exchange or traded on the over-the-counter market.

           (c) NQSO OPTION PRICE. The Committee shall, in its sole discretion, determine the Option Price of the shares of Common Stock subject to an NQSO.

           (d) EXPIRATION OF OPTIONS. Options shall: (i) not have an expiration date later than ten (10) years from the date of its grant; and (ii) shall be subject to earlier termination as set forth in Section 6 hereof. If an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company, such ISO shall expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

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           (e) NUMBER OF SHARES TO BE EXERCISED. Except as otherwise provided herein or in any option agreement under the Plan, an Option shall become exercisable, in whole or in part at any time. However, an Option may not: (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100); or (ii) become fully exercisable more than ten years from the date of its grant.

           (f) MANNER OF EXERCISE. In order to exercise an Option, the Option holder shall deliver to the Company at its principal office (to the attention of the Company's Secretary): (i) a written notice of the number of full shares of Common Stock with respect to which the Option is being exercised; (ii) payment in full of the Option Price for such shares of Common Stock: (A) in cash or by certified or bank check payable to the order of the Company, (B) by the delivery of unexercised Options or shares of Common Stock having a fair market value equal to the Option Price, or (C) by a combination of cash and such unexercised Options or shares held by an optionee that have a fair market value equal to the Option Price. In the case of an NQSO, the Company shall withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the tax withholding amount due, or the holder shall otherwise provide for withholding as set forth in Section 9(c) hereof. The Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or by any other payment method authorized by the Committee.

           (g) RIGHTS AS STOCKHOLDER. An Option holder shall not have the rights of a stockholder regarding the shares of Common Stock represented by such holder's Option until the shares of Common Stock are issued to the Option holder upon the exercise of the Option.

           (h) TRANSFER OF OPTIONS. All Options shall not be transferable, except by will or the laws of descent and distribution. Options shall not be subject to execution, attachment or other process.

           (i) OPTION VESTING. Subject to the provisions of Section 6 hereof, or unless otherwise determined by the Committee, each Option shall become exercisable as follows:

                                        PERCENTAGE OF
                                        SHARES OF COMMON STOCK
                DATE                     WHICH ARE EXERCISABLE

                180 days after grant           25%
                of Option

                1st anniversary of             50%
                grant of Option


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                2nd anniversary of            75%
                grant of option

                3rd anniversary of           100%
                grant of option

However, the Committee may: (i) specifically provide for other exercise times at the time the Option is granted; (ii) accelerate the exercisability of any Option subject to terms and conditions deemed necessary and appropriate by the Committee; or (iii) at any time before the expiration or termination of a granted Option, extend the term of the Option for any additional period determined by the Committee. However, an Option's aggregate term, including the Option's original term and any extensions thereof, shall not exceed ten years.

           (j) ISOS FAIR MARKET VALUE. The aggregate fair market value, determined as of the time any ISO is granted and in the manner provided for by
Section 5(b), of the shares of Common Stock regarding which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Code Section 422 granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of $100,000 shall be deemed a grant of an NQSO. Furthermore, if an ISO granted under the Plan does not, for any reason, at the time of grant or during the term of the ISO, satisfy all of the Code's conditions for being deemed an ISO, then such ISO shall be deemed a NQSO, but only to the extent, if applicable, such ISO exceeds the Code's conditions. Any determination that an ISO is deemed an NQSO shall not be deemed the grant of a new Option under the Plan.

           (k) RELOAD OPTIONS. When an Option holder (including a holder of Reload Options, as hereinafter defined, previously granted under this Section 5(k)), exercises the Option and pays the Option Price pursuant to Section 5(b) hereof, in whole or in part, by tendering shares of Common Stock previously held by the Option holder, then the Company shall grant to the Option holder a Reload Option ("Reload Option"), for a number of shares of Common Stock equal to the number of shares of Common Stock tendered by the Option holder in payment of the Option Price of the Option being exercised. The Reload Option Price per share shall be equal to the fair market value per share of the Company's Common Stock, as determined as of the date of receipt by the Company of the notice by the Option holder to exercise the option, and as determined in accordance with
Section 5(b) above. Subject to Section 6 hereof, the Reload Option's term shall expire and the Reload Option shall no longer be exercisable, on the later of:
(i) the originally exercised Option's expiration date, or (ii) ten (10) years from the Reload Option's grant date. Any Reload Option shall vest immediately when granted. All other terms of the granted Reload Options shall be identical to the terms and conditions of the original Option, the exercise of which causes the grant of the Reload Option. The Company shall not grant Reload Options if an option holder is no longer employed or retained by the Company on the exercise date of the Options which would otherwise cause the grant of Reload Options hereunder. Furthermore, if there is not a sufficient number of Common Stock available for

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issuance upon exercise of Reload Options, the Company shall use its best efforts to increase the number of authorized shares of Common Stock underlying the Plan. However, if the Company cannot increase the authorized number of shares of Common Stock underlying the Plan, the Option holder's ability to exercise the Reload Options may be delayed indefinitely until the required number of shares of Common Stock have been authorized.

           (l)  CHANGE IN CONTROL.

                (i) If the Company experiences a Change in Control, as defined below, all Options which were outstanding immediately before the Change in Control, shall become exercisable (to the extent not already exercisable) as follows:

                                    PERCENTAGE OF
                                    SHARES OF COMMON STOCK
                DATE                WHICH ARE EXERCISABLE

                Date of                   50%
                Change in Control

                1st Anniversary of        100%
                Change in Control

                (ii) For purposes of this Subsection, a "Change in Control" occurs if:

                     (A) any "person" (other than Peter Berg or Yannick Tessier) within the meaning of Section 14(d) of the 1934 Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 50% of the Company's Common Stock.

                     (B) any "person" (other than Peter Berg and Yannick Tessier) acquires by proxy or otherwise the right to vote more than 50% of the Company's Common Stock for the election of Directors, other than solicitation of proxies by the Incumbent Board (as hereinafter defined), for any merger or consolidation of the Company or for any other matter or question.

                     (C) during any two-year period, individuals who constitute the Board of Directors (the "Incumbent Board") as of the beginning of the two-year period, cease for any reason to constitute at least a majority of the Board of Directors. However, any person becoming a Director during such two-year period whose election or nomination for election by

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                          the Company's stockholders was approved by a vote of
                          at least three quarters of the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be, for purposes of this clause (C), considered a member of the Incumbent Board.

                     (D) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

                (iii) For purposes of this Subsection (l), the initial public offering of Company securities pursuant to Section 5 of the Securities Act of 1933, shall not be deemed a "Change in Control".

      6.   DEATH, TERMINATION OF EMPLOYMENT, OR DISABILITY.

           (a) TERMINATION OF EMPLOYMENT OR DISABILITY. Except as otherwise provided in the Plan, when the Company terminates the employment or retention of an Option holder, the Option holder may exercise its Options at any time within three (3) months after the date of the Option Holder's termination, subject to the provisions of Section 6(c) and to the extent the Options were exercisable as of the date of termination,. For purposes of this Section 6, termination of employment or retention includes termination due to the Option holder's retirement, layoff or permanent disability. However, if an Option holder is convicted of a felony against the Company, the Option holder's outstanding Options shall immediately terminate, and the previous provisions of this Section 6(a) shall not apply. Furthermore, when granting Options, the Committee may modify the term during which an Option holder may exercise Options after the date of termination, subject to applicable laws and regulations, from the term specified above.

           (b) DEATH. If an Option holder dies: (i) while employed by the Company, or (ii) within three (3) months after the termination of the Option holder's employment or retention, the Option holder's Options may, subject to the provisions of Section 6(c), be exercised within six (6) months after the Option holder's death, by the Option's legatee(s) under the Option holder's will or by the Option holder's personal representatives or distributees.

           (c) EXERCISE OF VESTED OPTIONS. An Option may not be exercised under this Section 6 except to the extent that the Option holder was entitled to exercise the Option at the time of death or termination of employment or retention, and may not be exercised after the Option's original expiration date.

           (d) AUTOMATIC VESTING UPON DEATH. If an optionee dies during his or her employment or retention by the Company, then fifty percent (50%) of any outstanding Options which have not vested and are not exercisable by the optionee as of the date of death shall be

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automatically deemed vested and exercisable by the optionee's estate and/or his legatees in accordance with Section 6(b) hereof.

      7. LEAVE OF ABSENCE. For purposes of the Plan, an individual who is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the Company's employment for ninety (90) days or such longer period as the individual's right to re-employment is guaranteed either by statute or by contract.

      8.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

           (a) If the number of outstanding shares of Common Stock are changed due to: (i) recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or (ii) the issuance of dividends payable in shares of Common Stock, the Committee shall appropriately adjust the: (A) aggregate number of shares of Common Stock available under the Plan, (B) the number of shares of Common Stock issuable upon exercise of outstanding Options, and (C) the Option Price per share. In the event of: (i) a consolidation or merger of the Company with or into another company, or (ii) the transfer of all or substantially all of the Company's assets to another company, each then outstanding Option shall, upon exercise, thereafter entitle the holder to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such consolidation, merger or conveyance. In such event, the Committee shall make an appropriate adjustment with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors or any authorized committee thereof.

           (b) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of granted Options. If an adjustment would result in fractional shares of Common Stock, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

      9.   FURTHER CONDITIONS OF EXERCISE.

           (a) RESTRICTED SECURITIES. Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), before the Option's exercise, an optionee must: (i) represent in writing to the Company that the shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution of the Common Stock; and (ii) must supply the Company with any other documentation required by the Company, unless in the opinion of the Company's counsel such representation, agreement or documentation is not necessary to comply with the Securities Act.

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           (b) DELIVERY OF SHARES BY COMPANY. The Company is not required to deliver any shares of Common Stock until: (i) the shares have been listed on each securities exchange on which shares of Common Stock may then be listed, or
(ii) there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company deems applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

           (c) WITHHOLDINGS. The Committee may make such provisions and take such steps as it deems necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any federal, state, local, or foreign governmental authority, to withhold in connection with the exercise of an Option, including: (i) the withholding of delivery of shares of Common Stock upon exercise of Options until the Option holder reimburses the Company for the amount of taxes which the Company is required to withhold, (ii) the canceling of an amount of shares of Common Stock issuable upon exercise of the Options sufficient to reimburse the Company for the amount it is required to withhold, or (iii) withholding the amount due from the person's wages or compensation.

      10.  TERMINATION AND AMENDMENT.

           (a) TERMINATION. The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of: (i) the date of the Plan's adoption by the Board of Directors; (ii) the date of the Plan's approval by the Company's stockholders; or (iii) such other date of termination, as hereinafter provided. No Option shall be granted after the Plan's termination.

           (b) TERMINATION AND AMENDMENT BY SHAREHOLDERS. The Plan may be terminated or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock voting as a single class, and entitled to vote thereon.

           (c) TERMINATION AND AMENDMENT BY DIRECTORS. The Board of Directors may terminate the Plan or make such amendments of the Plan as it may deem advisable, at any time prior to ten (10) years from the earlier of: (i) the date of the Plan's adoption by the Board of Directors; or (ii) the date of the Plan's approval by the stockholders. However, the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company, voting as a single class, and entitled to vote thereon: (i) increase (except as provided by Section 8) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) materially change the standards of eligibility under the Plan, or
(iii) materially increase the benefits which may accrue to participants under the Plan. Any amendment to the Plan which, in the opinion of the Company's counsel, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock, voting as a single class, and entitled to vote thereon.

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           (d) EFFECT ON RIGHTS. The termination or amendment of the Plan shall not adversely affect the rights under any outstanding Option, without the consent of the individual to whom such Option was previously granted or awarded.

      11. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective when adopted by the Board of Directors. The Plan must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Company capital stock entitled to vote thereon within one year before or after Board of Directors' adoption of the Plan.

      12. NOT AN EMPLOYMENT CONTRACT. The Plan and any option agreement executed under the Plan do not: (a) give the an Option holder any right to remain employed by the Company, or (b) limit the Company's right to terminate an employee's employment or to terminate any other relationship with an Option holder, including an independent contractor or consultant relationship. Except as otherwise provided at the time of grant, all references hereunder to "termination of employment" means, with respect to consultants and independent contractors, the termination of retention of their services for the Company.

      13. OTHER COMPENSATION PLANS. The adoption of the Plan shall not: (a) affect any other Company stock option plan, incentive plan or other compensation plan; or (b) prevent the Company from establishing any other form of stock option plan, incentive plan or other compensation plan.


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